POWER OF ATTORNEY

   Know all by these presents, that the undersigned hereby makes, constitutes and appoints Michael R.

McDonnell, James Erlinger III, Harvey Ashman, J. Stillman Hanson and Robin Y. Nance, and each of them singly, as the undersigned's true and lawful attorneys-in-fact with full power and authority as hereinafter described to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or beneficial owner of Quintiles IMS Holdings, Inc. (the "Company"), (i) Forms 3, 4, and 5

(including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, (ii) Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and (iii)

Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and

13(g) of the Exchange Act and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 (including amendments thereto), Form

144, or Schedule 13D or 13G (including amendments thereto) and timely file such form with the

United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including, but not limited to, executing a Form ID for and on behalf of the undersigned and filing such Form ID with the SEC; and

3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Sections 13 or 16 of the Exchange Act or Rule

144 under the Securities Act.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 (including amendments thereto), Form 144, and Schedules 13D and 13G

(including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15 day of May, 2017.

         By: /s/ Robert A. Parks

       Print Name:  Robert A. Parks